UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

OPGEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 2, 2019

Dear Shareholder,

On July 12, 2019, OpGen, Inc. posted its proxy materials for its 2019 Annual Meeting. In addition, you may have recently received proxy materials in the mail. According to our records, your PROXY VOTE for this Annual Meeting HAS NOT YET BEEN RECEIVED.

OpGen, Inc. is asking its stockholders to vote on:

1.	Election of Directors. The election of the four directors named in the attached Proxy Statement, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	Reverse Stock Split. To approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation, to effect a reverse stock split at a ratio of not less than five-to-one and not more than twenty-five-to-one, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors;

3.	Adjournment. To approve one or more adjournments to the Annual Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting cast in favor of Proposal No. Two; and

4.	Ratification of Appointment of Independent Accounting Firm. Ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

You should refer to the proxy materials for additional information on the Annual Meeting. If you have not received these materials, please call us immediately so that we can provide you with the proxy materials.

Failure to pass the Reverse Stock Split (proposal 2) would cause us to potentially receive a delisting notice from Nasdaq after November 4, 2019. We believe the implementation of the Reverse Stock Split will assist us in regaining compliance with The Nasdaq Capital Market minimum bid price requirements so that we can keep our Nasdaq Capital Markets listing.

Our Board of Directors believes that the delisting of our common stock from The Nasdaq Capital Market would result in decreased liquidity and/or increased volatility in our common stock, and a diminution of investor interest in our Company. Our Board also believes that a delisting could cause a loss of confidence of potential industry partners, lenders and employees, which could further harm our business and our future prospects.

The Board of Directors unanimously recommends you vote “FOR” the proposals referenced above.

Please vote your shares of stock now so that your vote can be counted without delay.

Please call our proxy solicitation agent Alliance Advisors, LLC toll-free at 877-777-8133 to vote your shares. Just reference OpGen when calling.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.